Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 30, 2011, relating to the consolidated financial statements of Guided Therapeutics, Inc. in this Registration Statement on Form S-8.

UHY LLP

Sterling Heights, Michigan

December 1, 2011